Exhibit 4.1
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                             JOINT FILING AGREEMENT

This will confirm the agreement by and between the undersigned that this
Schedule 13D (the "Statement") filed on or about this date relating to an Agreement and Plan of Merger (the "Merger Agreement") dated July 21, 2005 by and among BEI Technologies, Inc., a Delaware corporation, Schneider SA, a societe anonyme organized under the laws of the Republic of France, and Beacon Purchaser Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Schneider SA, and certain Transaction Support Agreements, executed in connection therewith, is being filed on behalf of the undersigned.

Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date: July 28, 2005

                                            SCHNEIDER ELECTRIC SA

                                            By:  /s/ Juan Pedro Salazar
                                                 ------------------------------
                                            Name:  Juan Pedro Salazar
                                            Title: Senior Vice President
                                                   and General Counsel


                                            BEACON PURCHASER CORPORATION

                                            By:  /s/ Juan Pedro Salazar
                                                 -----------------------------
                                            Name:  Juan Pedro Salazar
                                            Title: Vice President